Advertising Time Purchase Agreement

This Advertising Time Purchase Agreement (this “Agreement”) is entered into on September 27, 2012, by and between Macau Lotus Satellite TV Media Limited (“Lotus TV”) and CEM International Limited (“CEM”).

WHEREAS, Pursuant to the Exclusive Advertising Agreement dated August 26, 2010 between Lotus TV and CEM, CEM holds exclusive right to operate Lotus TV’s advertising business; and,

WHEREAS, a client of Lotus TV (the “Client”) desires to purchase certain advertising time from Lotus TV;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

ADVERTISING TIME.  Lotus TV is authorized by CEM to sell, on behalf of CEM, ten thousand (10,000) minutes of advertising time to the Client (“Advertising Time”).

2.

PURCHASE PRICE.  The purchase price for the Advertiser Time as set forth in Section 1 shall be one hundred ninety million (190,000,000) gold bullion (5 tael per bullion), which is valued at HK$15,622,750 based on the gold price as of the date hereof.  Lotus TV shall transfer all the money or gold bullion above- mentioned to CEM.

3.

CONSIDERATION FOR LOTUS TV.

 CEM agrees to pay Lotus TV handling fee at US$50.00 per 30-second slot, and Lotus TV agrees that it shall provide all the Advertising Time as set forth in Section 1of this Agreement to CEM without any charge.

4.

ACCEPTANCE OF ADVERTISEMENTS.  Lotus TV may, at its sole discretion, reject any advertisements, the contents of which may violate any laws and regulations of Macau.

5.

It is expressly agreed that neither Lotus TV, nor CEM, nor their respective agents and representatives, shall disclose in any manner the terms and conditions of this Agreement to anyone not a party hereto.

6.

This Agreement is governed by the laws of the Macau.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

Macau Lotus Satellite TV Media Limited

CEM International Limited

/s/ Li Zisong                                 /s/Dicky Cheung

Li Zisong, President

Dicky Cheung, President

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